            SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


        This Second Amendment to the Receivables Purchase Agreement (this "Amendment") dated as of September ___, 1997, is made among INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA), (formerly known as Inter-City Products Corporation (USA)), a Delaware corporation ("ICP"), INTER-CITY PRODUCTS PARTNER CORPORATION, a Delaware corporation ("ICPPC"), GENERAL HEATING AND COOLING COMPANY, a Delaware corporation ("General" and, together with ICP and ICPPC, the "Sellers"), INTER-CITY PRODUCTS RECEIVABLES COMPANY, L.P., a Tennessee limited partnership ("Buyer"), and ANAGRAM ASSET MANAGEMENT, L.L.C., as agent ("Agent").

        REFERENCE IS MADE to the Receivables Purchase Agreement (as amended by a First Amendment to Receivables Purchase Agreement and Second Amendment to Certificate Purchase Agreement dated as of January 27, 1997, the "Receivables Purchase Agreement") dated as of July 25, 1996, among Sellers and Buyer.

        WHEREAS, Section 10.1 of the Receivables Purchase Agreement provides that the Receivables Purchase Agreement may be amended by Sellers and Buyer, provided that the Modification Condition has been satisfied with respect to such amendment.

        WHEREAS, pursuant to (i) the Asset Purchase Agreement dated as of September 17, 1997 between ICP and General, as sellers, and Pameco Corporation, a Georgia corporation ("Pameco") (the "Purchase Agreement"), ICP is selling certain assets of certain branches engaged in the business of selling air conditioning and heating parts and equipment as distributors and General is selling all or substantially all of its assets to Pameco.

        WHEREAS, the parties hereto wish to amend the Receivables
Purchase Agreement.

        NOW, THEREFORE, it is hereby agreed that, effective as of the opening of business on September 30, 1997:

        1.Attached hereto as Exhibit A is a Bill of Sale dated as of the date hereof between General and LaSalle National Bank, as Trustee ("Trustee") of the Inter-City Products Receivables Master Trust (the "Trust") (the "General Bill of Sale"), pursuant to which certain receivables of the Trust shall be sold to General. Attached hereto as Exhibit B is a Bill of Sale dated as of the date hereof between ICP and the Trustee (the "ICP Bill of Sale"), and together with the General Bill of Sale, the "Bill(s) of Sale"), pursuant to which certain receivables of the Trust shall be sold to ICP.
        (a)Notwithstanding the provisions of the Receivables Purchase Agreement, the Acquired Receivables, as defined in each Bill of Sale, may be purchased by the buyer thereunder in accordance with the terms of the respective Bill of Sale.

        (b)General shall no longer be a Seller under the Receivables Purchase Agreement and upon payment of the consideration provided in the General Bill of Sale, General shall have no further obligations under the Receivables Purchase Agreement.

        (c)General represents and warrants that the Acquired Receivables being purchased by it pursuant to the Bill of Sale are receivables originated by General and that General has sold substantially all of its assets to Pameco. ICP represents and warrants that the Acquired Receivables being purchased by it pursuant to the ICP Bill of Sale are receivables originated by the ICP and such receivables have been sold by ICP pursuant to the Purchase Agreement.

        2.The terms of the Receivables Purchase Agreement shall continue in full force and effect as amended and modified by this Amendment.

        3.This Amendment may be executed in several counterparts, and all so executed shall constitute one and the same Amendment.

                             *  *  *  *  *  *

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their officers duly authorized thereunto, as of the day and year first above written.

                                                  INTERNATIONAL COMFORT
PRODUCTS
                                                  CORPORATION (USA)


By:___________________________
                                                  Name:
                                                  Title:


                                                  INTER-CITY PRODUCTS PARTNER
                                                  CORPORATION


By:___________________________
                                                  Name:
                                                  Title:


                                                  GENERAL HEATING AND COOLING
                                                  COMPANY


By:___________________________
                                                  Name:
                                                  Title:


                                                  INTER-CITY PRODUCTS
RECEIVABLES
                                                  COMPANY, L.P.

                                                  By:Inter-City Products
                                                  Partner Corporation
                                                  Its:General Partner


By:___________________________
                                                  Name:
                                                  Title:


                                                  ANAGRAM ASSET MANAGEMENT,
L.L.C.


By:____________________________
                                                  Name:
                                                  Title: